CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-130301 on Form S-3 of our reports dated September 1, 2017, relating to the consolidated financial statements and financial statement schedule of Delta Natural Gas Company, Inc. and subsidiaries (“the Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Delta Natural Gas Company, Inc. for the year ended June 30, 2017.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

September 1, 2017